EXHIBIT 10.4

                       AMENDMENT TO PLAN OF REORGANIZATION
                          AND SHARE EXCHANGE AGREEMENT
                               DATED JUNE 17, 2011
                   BY AND BETWEEN RED MOUNTAIN RESOURCES, INC.
                           AND BLACK ROCK CAPITAL, LLC
                       AND BLACK ROCK CAPITAL SHAREHOLDERS

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                       Amendment to Plan of Reorganization
                          and Share Exchange Agreement
                               Dated June 17, 2011
                   By and between Red Mountain Resources, Inc.
                           and Black Rock Capital, LLC
                      and Black Rock Capital shareholders.

     For and in consideration of mutual benefits, detriments, and promises, the adequacy of which is hereby acknowledged, Red Mountain Resources, Inc. and Black Rock Capital, Inc. (formerly LLC) and Black Rock shareholders hereby amend the plan of Reorganization and Share Exchange Agreement as follows:

     1)   The closing date is extended to June 20, 2011.

     2) The Bank of Lonoke - Black Rock's loan holder has made certain additional requirements to the assumption of the loan by Red Mountain
          - i.e.

          a.   Alan Barksdale must be CEO during term of the loan

          b. Black Rock Capital, Inc.'s 1,000 common shares (100%) shall be pledged as collateral for the loan, by Red Mountain Resources, Inc. to Bank of Lonoke

          c. Black Rock Capital's assets shall remain held in the name of Black Rock Capital, Inc. during term of loan

          d. Red Mountain and Black Rock shall jointly sign a new note to the Bank of Lonoke to replace the loan to Bamco, LLC, in receivership, in the amount of approximately $2,800,000, which is currently in default, and the Bank will assign the defaulted note to Red Mountain Resources, Inc.

     3) Red Mountain Resources, Inc. has agreed to the additional requirements of the Bank of Lonoke, and so modifies the Plan of Reorganization and Share Exchange Agreement, provided Black Rock Capital, Inc. and its shareholders perform as follows:

          a) Shareholders of Black Rock Capital, Inc. agree to Pledge 2 million common shares of Red Mountain Resources, Inc., which are being issued at closing, to secure the Black Rock Loan and the replacement note for Bamco, LLC to the Bank of Lonoke, and in the event that such loan has not been paid, nor assets of Bamco, LLC acquired by Red Mountain Resources, Inc. within 9 months of the closing, then such pledged shares may be either liquidated or retired to Red Mountain, at its option.


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     4)   All  Agreements  herein are  subject to final Bank loan  documentation approval by the Board.

     5)   All other terms shall remain the same.


Date ____________________

Red Mountain                                Black Rock Capital, Inc.

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                                     Shareholders

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